UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2009
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MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

431 New Karner Road, Albany, New York 12205
(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200
(Registrant’s telephone number, including area code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On December 9, 2009, MTI MicroFuel Cells Inc. (“MTI Micro”), a majority-owned subsidiary of Mechanical Technology, Incorporated (the “Company”), entered into a Secured Convertible Promissory Note Negotiated Conversion Agreement (the “Conversion Agreement”) with the Company and the other parties to those certain Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”), Secured Convertible Promissory Note Agreements (the “Bridge Notes”), Security Agreement (the “Security Agreement”) and Warrant Agreements (the “Warrants”), each dated as of September 18, 2008, as amended on February 20, 2009 and April 15, 2009 (collectively, the “Bridge Documentation”).

Pursuant to the Conversion Agreement, effective December 9, 2009, MTI Micro, the Company and the other parties to the Bridge Documentation (the “Bridge Investors”) agreed to, among other things, convert the aggregate principal and accrued interest amount of $3,910,510 outstanding under the Bridge Notes into an aggregate of 55,864,425 shares of Common Stock of MTI Micro using a conversion price per share of $0.070 (the “Negotiated Conversion”). As an incentive for MTI Micro to agree to the terms of the Negotiated Conversion, MTI Micro, the Company and the Bridge Investors also agreed that immediately prior to the consummation of the Negotiated Conversion, MTI Micro would issue to each current MTI Micro stockholder (including the Company), without consideration, a warrant (“Micro Warrant”) exercisable after one (1) year for up to 50% of the aggregate number of shares of Common Stock each such MTI Micro stockholder currently holds in MTI Micro, at $0.070 per share and with a term of seven (7) years. Accordingly, immediately prior to the consummation of the Negotiated Conversion on December 9, 2009, MTI Micro issued Micro Warrants exercisable for an aggregate of 32,779,310 shares of MTI Micro Common Stock.

As a result of the Negotiated Conversion, the Company converted an aggregate principal and accrued interest amount of $786,917 outstanding under the Bridge Notes into an aggregate of 11,241,666 shares of Common Stock of MTI Micro, and the Company’s ownership interest in MTI Micro decreased from approximately 97.3% to approximately 61.8%, or 69.2% on a fully-diluted basis including the Micro Warrants issued to all current MTI Micro stockholders and the Bridge Warrants.

In addition, effective immediately upon the consummation of the Negotiated Conversion, the security interest granted by MTI Micro to the Bridge Investors under the Security Agreement that collateralized the Bridge Investors’ Bridge Notes by all of the assets of MTI Micro (the “Collateral”) terminated, and all rights to the Collateral under the Security Agreement reverted to MTI Micro.

For additional information relating to the bridge financing, please see the Company’s Form 8-K filed September 18, 2008, the Company’s Form 8-K filed February 20, 2009, Exhibit 10.153 to the Company’s Form 10-Q for the quarter ended September 30, 2008, Exhibit 10.158 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Company’s Form 8-K filed April 21, 2009.

This foregoing description of the terms of the Conversion Agreement and Common Stock Warrant are not complete and are qualified in its entirety by the terms and conditions of the Conversion Agreement attached hereto as Exhibit 10.1 and form of Common Stock Warrant attached hereto as Exhibit 10.2, incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Secured Convertible Promissory Note Negotiated Conversion Agreement, dated December 9, 2009, by and among the Company, MTI Micro and the Bridge Investors.

10.2	Form of Common Stock Warrant.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED

Date: December 15, 2009	By:	/s/ PENG K. LIM
	Name:	Peng K. Lim
	Title:	Chairman and Chief Executive Officer

Index to Exhibit

Exhibit
Number	Description
10.1	Secured Convertible Promissory Note Negotiated Conversion Agreement, dated December 9, 2009, by and among the Company, MTI Micro and the Bridge Investors.

10.2	Form of Common Stock Warrant.